As filed with the Securities and Exchange Commission on July 1, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST FINANCIAL BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	75-0944023
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

FIRST FINANCIAL BANKSHARES, INC.

2015 RESTRICTED STOCK PLAN

(Full title of the plan)

400 Pine Street

Abilene, Texas 79601

(Address of Principal Executive Offices)

J. Bruce Hildebrand

Executive Vice President & Chief Financial Officer

400 Pine Street

Abilene, Texas 79601

(325) 627-7155

(325) 627-7393 (fax)

(Name, address and telephone number of agent for service)

Copy to:

Michael G. Keeley, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Telephone: (214) 855-8000

Facsimile: (214) 855-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	500,000 shares	$34.47	$17,235,000	$2,002.71

(1)	The securities to be registered include an aggregate of 500,000 shares of First Financial Bankshares, Inc.’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the First Financial Bankshares, Inc. 2015 Restricted Stock Plan, as amended (the “Plan”). The shares of Common Stock issuable under the Plan are being registered by this Registration Statement.
(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based on the average of the high and low price per common share on June 25, 2015, as reported by the Nasdaq Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by First Financial Bankshares, Inc. (the “Registrant”), relating to 500,000 common shares, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 will be delivered to participants in the Plan, as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) as part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	Annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 20, 2015;

2.	Quarterly report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on May 4, 2015;

3.	Current reports on Form 8-K filed with the Commission on January 22, 2015, January 28, 2015, April 3, 2015, April 16, 2015, April 28, 2015, April 30, 2015, May 1, 2015, May 4, 2015 and June 15, 2015; and

4.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A/A, as filed with the Commission on January 7, 1994, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Securities and Exchange Commission pursuant to Items 2.02, 7.01 or 9.01 of Form S-K.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Amended and Restated Certificate of Formation, as amended, and the Amended and Restated Bylaws of the Registrant require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by Texas law. Generally, Chapter 8 of the TBOC permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

The Registrant’s Amended and Restated Certificate of Formation, as amended, provides that a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director’s capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of the director is expressly provided by statute.

The Registrant’s Amended and Restated Certificate of Formation, as amended, permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or organization, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person.

The Amended and Restated Certificate of Formation, as amended, and the Amended and Restated Bylaws of the Registrant were previously filed with the Securities and Exchange Commission and are incorporated by reference into the registration statement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number		Description of Exhibit

4.1	—	Amended and Restated Certificate of Formation (incorporated by reference from Exhibit 3.1 of the Registrant’s Form 8-K filed April 30, 2015)

4.2	—	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Registrant’s Form 8-K filed January 24, 2012)

4.3	—	2015 Restricted Stock Plan (incorporated by reference from Appendix A of the Registrant’s Schedule 14A Definitive Proxy Statement for the 2015 Annual Meeting of Shareholders filed March 2, 2015)

5.1*	—	Opinion of Norton Rose Fulbright US LLP

23.1*	—	Consent of Ernst & Young LLP

23.2*	—	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 of this Registration Statement)

24.1*	—	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Texas, on July 1, 2015.

FIRST FINANCIAL BANKSHARES, INC. (Registrant)

By:	/s/ F. Scott Dueser
F. Scott Dueser
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints F. Scott Dueser his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or desirable.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ F. SCOTT DUESER F. Scott Dueser	Chairman of the Board, Director, President, and Chief Executive Officer (Principal Executive Officer)	July 1, 2015

/s/ J. BRUCE HILDEBRAND	Executive Vice President and Chief Financial Officer	July 1, 2015
J. Bruce Hildebrand	(Principal Financial Officer and Principal Accounting Officer)

/s/ APRIL ANTHONY	Director	July 1, 2015
April Anthony

/s/ STEVEN L BEAL	Director	July 1, 2015
Steven L. Beal

/s/ TUCKER S. BRIDWELL	Director	July 1, 2015
Tucker S. Bridwell

Signature	Title	Date

/s/ DAVID COPELAND	Director	July 1, 2015
David Copeland

/s/ MURRAY EDWARDS	Director	July 1, 2015
Murray Edwards

/s/ RONALD GIDDIENS	Director	July 1, 2015
Ronald Giddiens

/s/ TIM LANCASTER	Director	July 1, 2015
Tim Lancaster

/s/ KADE L. MATTHEWS	Director	July 1, 2015
Kade L. Matthews

/s/ ROSS H. SMITH, JR.	Director	July 1, 2015
Ross H. Smith, Jr.

/s/ JOHNNY E. TROTTER	Director	July 1, 2015
Johnny E. Trotter

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

4.1	—	Amended and Restated Certificate of Formation (incorporated by reference from Exhibit 3.1 of the Registrant’s Form 8-K filed April 30, 2015)

4.2	—	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Registrant’s Form 8-K filed January 24, 2012)

4.3	—	2015 Restricted Stock Plan (incorporated by reference from Appendix A of the Registrant’s Schedule 14A Definitive Proxy Statement for the 2015 Annual Meeting of Shareholders filed March 2, 2015)

5.1*	—	Opinion of Norton Rose Fulbright US LLP

23.1*	—	Consent of Ernst and Young LLP

23.2*	—	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith.